Exhibit 5.1

100 South Fourth Street, Suite 1000, St. Louis, Missouri, 63102 • 314.889.8000

March 3, 2017

LMI Aerospace, Inc.

411 Fountain Lakes Boulevard

St. Charles, Missouri 63301

Ladies and Gentlemen:

We have acted as special counsel to LMI Aerospace, Inc., a Missouri corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), by means of a registration statement on Form S-8 (the “Registration Statement”) of an aggregate of 225,000 additional shares of the Company’s common stock, par value $0.02 per share (the “Shares”), which may be issued pursuant to the LMI Aerospace, Inc. Profit Sharing and Savings Plan and Trust amended and restated effective as of June 4, 2015, and as statutorily amended (the “Plan”).

In connection herewith, we have examined:

(1)	the Restated Articles of Incorporation of the Company dated April 22, 1998, filed as Exhibit 3.1 to the Company’s Form S-1 dated as of April 29, 1998 (Accession No. 0001011240-98-000014);

(2)	the Amendment to Restated Articles of Incorporation of the Company dated as of July 9, 2001 filed as Exhibit 3.3 to the Company’s Form 10-K for the fiscal year ended December 31, 2001 and filed April 1, 2002 (Accession No. 0001011240-02-000024);

(3)	the Amended and Restated By-Laws of the Company, filed as Exhibit 3.2 to the Form S-1 dated as of April 29, 1998 (Accession No. 0001011240-98-000014);

(4)	the Amendment to the Amended and Restated Bylaws dated June 23, 2009, filed as Exhibit 3.1 to the Company’s Form 8-K filed June 26, 2009 (Accession No. 0001011240-09-000015);

(5)	the Amendment to the Amended and Restated Bylaws dated April 30, 2015, filed as Exhibit 3.1 to the Registrant’s Form 8-K filed May 6, 2015 (Accession No. 0001059562-15-000020);

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LMI Aerospace, Inc.

March 3, 2017

(6)	the Plan as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect; and

(7)	the Registration Statement.

In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the certificates and statements of appropriate representatives of the Company.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly and validly authorized for issuance, and when issued, delivered and paid for in accordance with the Plan, the Shares will be legally issued, fully paid and non-assessable.

This opinion is not rendered with respect to any laws other than the General and Business Corporations Law of the State of Missouri. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

This opinion is being delivered by us solely for your benefit in connection with the filing of the Registration Statement with the Securities and Exchange Commission (the “SEC”). We do not render any opinions except as set forth above. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. We also consent to your filing copies of this opinion letter as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Shares. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Polsinelli PC

Polsinelli PC